EXHIBIT 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Mairs and Power Balanced Fund, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Mairs and Power Balanced Fund, Inc. for the six months ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Mairs and Power Balanced Fund, Inc. for the stated period.

/s/William B. Frels		/s/Lisa J. Hartzell
William B. Frels		Lisa J. Hartzell
President, Mairs and Power Balanced Fund, Inc.		Treasurer, Mairs and Power Balanced Fund, Inc.
Dated:	September 3, 2009	Dated:	September 3, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Mairs and Power Balanced Fund, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.